Exhibit 99.1

Milacron Reports Second Quarter Loss of $.22 Per Share
From Continuing Operations Before Restructuring Charges -
In Line With Expectations

Sales, Orders and Operating Cash Flow Stabilized

CINCINNATI, OHIO, July 24, 2002...Milacron Inc. (NYSE: MZ) today reported a net loss of $.93 per share for the second quarter, including $.71 per share in losses from discontinued operations and restructuring charges. The loss from continuing operations before restructuring costs of $.22 per share was in line with the company's most recent guidance. Though down year over year, sales rose modestly compared to the first quarter, as orders and operating cash flow held steady.

Second Quarter Results
Sales from continuing operations - plastics technologies, industrial fluids, grinding wheels and round tools - in the second quarter of 2002 were $188 million, down 11% from the second quarter of 2001 but up 7% from the first quarter of 2002. New orders of $187 million were down 2% from the year-ago quarter and flat with the preceding quarter.

Milacron posted a net loss for the second quarter of $31.1 million, or $.93 per share. This included, on an after-tax basis: a charge of $15.3 million, or $.46 per share, for the estimated loss on the anticipated sale of its overseas metalcutting tool business; an operating loss of $6.6 million, or $.19 per share, from discontinued operations: overseas metalcutting tools (Widia and Werkö) and North American metalcutting insert tools (Valenite); and restructuring charges of $2.1 million, or $.06 per share. Excluding the effects of discontinued operations and restructuring charges, the company's after-tax operating loss was $7.1 million, or $.22 per share.

Net earnings in the second quarter of 2001 were $1.1 million, or $.03 per share, which included earnings from discontinued operations of $1.9 million, or $.06 per share, as well as a one-time after-tax gain of $1.6 million, or $.05 per share, on the sale of excess real estate. In accordance with newly adopted accounting rules, amortization of goodwill is excluded from earnings in 2002 but had the effect of reducing second quarter 2001 earnings by $2.2 million, or $.07 per share, after tax. Excluding the effects of discontinued operations, the land sale and goodwill amortization, there was a loss from continuing operations in the second quarter of 2001 of $0.2 million, or $.01 per share. For comparison purposes, in the first quarter of 2002, Milacron had a net loss of $13.1 million, or $.39 per share, which included a loss of $3.5 million, or $.10 per share, from discontinued operations, restructuring charges of $3.3 million, or $.10 per share, and one-time royalty income of $2.8 million, or $.08 per share. Excluding the effects of discontinued operations, restructuring charges and royalty income, losses from continuing operations in the first quarter of 2002 were $9.1 million, or $.27 per share.

Manufacturing margins in the second quarter improved to 17.4% compared to 14.0% in the first quarter, and operating cash flow or EBITDA (earnings before interest, taxes, depreciation and amortization) held steady at $3.4 million.

"We are taking major steps to position Milacron for the future," said Ronald D. Brown, chairman, president and chief executive officer. "During this prolonged period of depressed manufacturing activity in many of our world markets, we are taking the opportunity to improve our balance sheet, reduce our cost structure and increase our overall effectiveness and responsiveness to our customers.

"The anticipated proceeds from the sale of our Widia, Werkö and Valenite businesses will substantially reduce our debt and thus strengthen our financial flexibility. The execution of our restructuring program is generating over $35 million in annualized cost savings, most of which we are realizing this year. And the implementation of Lean and Six Sigma process improvements throughout our organization is shortening our lead times, allowing us to respond faster to customer demands. Evidence of this improved efficiency is showing up in the form of higher manufacturing margins and less working capital required to support sales, particularly inventory, which has been slashed by one-third from year-ago levels," Brown said.

Segment Results
Plastics Technologies
The group's sales in the quarter were $146 million, down from $169 million in the second quarter of 2001 but up from $136 million in the first quarter this year. The sales decline from a year ago came from the injection molding and blow molding machinery businesses, whereas the sales improvement from the prior quarter came from higher shipments of injection molding machines. Sales of extrusion products, mold technologies and MRO (maintenance, repair and operating) supplies have held relatively steady with both the year-ago quarter and the prior quarter. New orders were $145 million versus $148 million a year ago and $147 in the prior quarter.

On a pre-tax operating basis, the segment lost $0.3 million in the second quarter. This compared to earnings of $0.4 million in the second quarter last year and earnings of $1.1 million in the first quarter this year. First quarter 2002 segment earnings, however, included lump-sum royalty payments of $4.5 million, pre-tax.

Metalworking Technologies
The group's sales from continuing operations - industrial fluids, round cutting tools and grinding wheels - were $42 million in the second quarter, off from $44 million in the second quarter of 2001 but up from $39 million in the first quarter of the year. Sales in all three businesses were up from the first quarter. New orders of $43 million were even with the year-ago quarter and up from $40 million in the prior quarter.

Segment operating earnings improved to $2.0 million, up from $1.9 million in 2001 and from $0.3 million in the first quarter of 2002.

Discontinued Operations
As announced on May 6, Milacron has a definitive agreement to sell its European and Indian metalcutting tool businesses, Widia and Werkö, to Kennametal Inc., a global producer of metalcutting tools headquartered in Latrobe, PA, for €188 million, subject to post-closing adjustments. Net cash proceeds from the sale are expected to be about $150 million, the bulk of which will be used to pay down bank debt. In a revision of preliminary estimates, the company has recorded a newly estimated after-tax loss on the sale of $15.3 million, or $.46 per share, in the second quarter. Most of this loss, over $13 million, consists of a reclassification of currency translation adjustments that had previously been recognized and thus does not affect shareholders' equity. The transaction is expected to close in the very near future.

On June 18, Milacron announced a definitive agreement to sell Valenite, its North American metalcutting insert tool business, to Sandvik, a global producer of metalcutting tools headquartered in Sweden, for $175 million in cash, subject to post-closing adjustments. From the sale, Milacron expects to receive net cash proceeds of approximately $150 million, the bulk of which will be used to pay down bank debt. The company estimates an after-tax gain on the sale of $27 million to $30 million, or $0.80 to $0.90 per share, to be recorded upon closing, which is anticipated within a month.

First incorporated in 1884, Milacron is a leading global supplier of plastics-processing technologies and industrial fluids, with major manufacturing facilities in North America, Europe and Asia. For further information, visit www.milacron.com or call the toll-free investor line: 800-909-MILA (800-909-6452).

Milacron Inc. and Subsidiaries

Second Quarter 2002

	Three Months Ended June 30,			Six Months Ended June 30,

	2002 (a)		2001 (a)	2002 (a)		2001 (a)

Sales	$187,829,000		$212,106,000	$363,179,000		$436,409,000

Loss from continuing operations	(9,204,000	)(b)	(777,000)	(18,822,000	)(b)	(446,000)
Per Share
Basic	(0.28)		(0.03)	(0.57)		(0.02)
Diluted	(0.28)		(0.03)	(0.57)		(0.02)

Earnings (loss) from discontinued operations	(21,889,000	)(c)	1,868,000	(25,373,000	)(c)	5,045,000
Per Share
Basic	(0.65)		0.06	(0.75)		0.15
Diluted	(0.65)		0.06	(0.75)		0.15

Net earnings (loss)	(31,093,000)		1,091,000	(44,195,000)		4,599,000
Per Share
Basic	(0.93)		0.03	(1.32)		0.13
Diluted	(0.93)		0.03	(1.32)		0.13

Common Shares
Weighted average outstanding for basic EPS	33,484,000		33,185,000	33,442,000		33,205,000
Weighted average outstanding for diluted EPS	33,484,000		33,185,000	33,442,000		33,205,000
Outstanding at quarter end	33,718,000		33,302,000	33,718,000		33,302,000

(a)	Reflects the presentation of Widia, Werkö and Valenite as dicontinued operations.
(b)	Includes after tax restructuring costs of $2.1 million, or $.06 per share, for the second quarter and $5.4 million, or $.16 per share, for the year to date.
(c)	Includes a loss of $15.3 million, or $.46 per share, on the anticipated sale of Widia and Werkö.

Consolidated Earnings Milacron Inc. and Subsidiaries
Second Quarter 2002

(In millions, except per-share data)	Three Months Ended June 30,		Six Months Ended June 30,

	2002 (a)	2001 (a)	2002 (a)	2001 (a)

Sales	$187.8	$212.1	$363.1	$436.4
Cost of Products Sold	155.2	175.8	305.9	354.5

Manufacturing margins	32.6	36.3	57.2	81.9

Percent of sales	17.4%	17.1%	15.8%	18.8%

Other costs and expenses
Selling and administrative	33.5	35.7	65.0	71.6
Restructuring costs (b)	3.3	—	8.5	—
Other-net (c)	2.4	2.3	(1.1)	5.3

Total other costs and expenses	39.2	38.0	72.4	76.9

Percent of sales	20.9%	17.9%	19.9%	17.6%

Operating earnings (loss)	(6.6)	(1.7)	(15.2)	5.0
Percent of sales	-3.5%	-0.8%	-4.2%	1.1%

Interest expense - net of interest income	(6.6)	(6.1)	(12.7)	(11.7)

Loss from continuing operations before income taxes and minority shareholders' interests	(13.2)	(7.8)	(27.9)	(6.7)
Benefit for income taxes	(4.2)	(7.1)	(9.5)	(6.6)

Loss from continuing operations before minority shareholders' interests	(9.0)	(0.7)	(18.4)	(0.1)
Minority shareholders' interests	0.2	0.1	0.4	0.3

Loss from continuing operations	$(9.2)	$(0.8)	$(18.8)	$(0.4)
Discontinued operations-net of income taxes
Earnings (loss) from operations	(6.6)	1.9	(10.1)	5.0
Loss on anticipated sale of Widia and Werkö	(15.3)	—	(15.3)	—

Total discontinued operations	(21.9)	1.9	(25.4)	5.0

Net earnings (loss)	$(31.1)	$1.1	$(44.2)	$4.6

Earnings (loss) per common share
Basic
Continuing operations	$(0.28)	$(0.03)	$(0.57)	$(0.02)
Discontinued operations	(0.65)	0.06	(0.75)	0.15

Net earnings (loss)	$(0.93)	$0.03	$(1.32)	$0.13

Diluted
Continuing operations	$(0.28)	$(0.03)	$(0.57)	$(0.02)
Discontinued operations	(0.65)	0.06	(0.75)	0.15

Net earnings (loss)	$(0.93)	$0.03	$(1.32)	$0.13

(a)	Reflects the presentation of Widia, Werkö and Valenite as discontinued operations.
(b)	Represents additional restructuring costs ($2.1 million after tax, or $.06 per share, for the second quarter and $5.4 million, or $.16 per share, for the year to date) related to initiatives announced in the second half of 2001 to consolidate manufacturing operations and reduce costs.
(c)	In 2001, includes amortizatin expense of $3.0 million ($2.2 million after tax or $.07 per share) for the second quarter and $5.9 million ($4.3 million after tax or $.13 per share) for the year to date.

Note: These statements are unaudited and subject to year-end adjustments.

Consolidated Balance Sheets Milacron Inc. and Subsidiaries
Second Quarter 2002

(In millions)	June 30, 2002 (a)	June 30, 2001

Assets
Cash and cash equivalents	$75.3	$27.7
Notes and accounts receivable-net	89.0	103.7
Inventories	176.3	267.0
Other current assets	67.5	38.5
Discontinued assets	370.0	376.4
Property, plant and equipment-net	181.5	206.3
Other noncurrent assets	517.3	464.0

Total assets	$1,476.9	$1,483.6

Liabilities and Shareholders' Equity
Bank Borrowings and current portion of long-term debt	$50.2	$142.5
Trade accounts payable and advance billings and deposits	78.9	88.6
Other current liabilities	103.4	91.0
Discontinued liabilities	161.1	145.4
Long-term accrued liabilities	153.6	139.3
Long-term debt	516.2	403.3
Shareholders' equity	413.5	473.5

Total liabilities and shareholders' equity	$1,476.9	$1,483.6

Consolidated Cash Flows Milacron Inc. and Subsidiaries

(In millions)	Three Months Ended June 30,		Six Months Ended June 30,

	2002 (a)	2001(a)	2002 (a)	2001(a)

Increase (decrease) in cash and cash equivalents Operating activities cash flows
Net earnings (loss)	$(31.1)	$1.1	$(44.2)	$4.6
Loss (earnings) from discontinued operations	6.6	(1.9)	10.1	(5.0)
Loss on anticipated sale of Widia and Werkö	15.3	—	15.3	—
Depreciation and amortization	6.6	10.5	13.4	20.7
Restructuring costs	3.3	—	8.5	—
Working capital changes
Notes and accounts receivable	(0.5)	20.7	7.0	26.8
Inventories	11.7	11.2	27.2	(13.8)
Other current assets	(1.1)	(1.7)	0.1	(0.1)
Trade accounts payable and other current liabilities	(4.4)	(38.2)	(9.6)	(75.7)
Deferred income taxes and other-net	(1.6)	5.1	(4.1)	(2.8)

Net cash provided (used) by operating activities	4.8	6.8	23.7	(45.3)

Investing activities cash flows
Capital expenditures	(1.6)	(5.4)	(3.6)	(8.8)
Acquisitions and other-net	1.8	(24.7)	3.7	(24.4)

Net cash provided (used) by investing activities	0.2	(30.1)	0.1	(33.2)

Financing activities cash flows
Dividends paid	(0.4)	(4.1)	(0.8)	(8.1)
Issuance of long-term debt	11.5	5.4	11.5	5.4
Repayments of long-term debt	(0.3)	(0.4)	(0.6)	(3.9)
Increase (decrease) in bank borrowings	(34.0)	24.7	(44.9)	89.2
Net purchase of treasury and other common shares	—	—	0.4	(3.6)

Net cash provided (used) by financing activities	(23.2)	25.6	(34.4)	79.0

Effect of exchange rate fluctuations on cash and cash equivalents	2.3	(0.2)	1.7	(0.7)
Cash flows related to discontinued operations	(8.4)	(0.7)	(6.2)	(6.2)

Increase (decrease) in cash and cash equivalents	(24.3)	1.4	(15.1)	(6.4)

Cash and cash equivalents at beginning of period	99.6	26.3	90.4	34.1

Cash and cash equivalents at end of period	$75.3	$27.7	$75.3	$27.7

(a) Reflects the presentation of Widia, Werkö and Valenite as discontinued operations.

Note: These statements are unaudited and subject to year-end adjustments.

Segment and Supplemental Information Milacron Inc. and Subsidiaries
Second Quarter 2002

(In millions)	Three Months Ended June 30,		Six Months Ended June 30,

	2002 (a)	2001(a)	2002 (a)	2001(a)

Plastics Technologies
Sales	$145.8	$168.5	$281.8	$345.7
Operating cash flow (b)	4.8	8.4	11.0	25.6
Segment earnings (loss) (c)	(0.3)	0.4	0.8	9.8
Percent of sales	-0.2%	0.2%	0.3%	2.8%
New Orders	144.7	148.4	291.8	326.0

Metalworking Technologies
Sales	$42.0	$43.6	$81.3	$90.7
Operating cash flow (b)	3.4	4.2	5.2	9.3
Segment earnings (c)	2.0	1.9	2.3	4.8
Percent of sales	4.8%	4.4%	2.8%	5.3%
New Orders	42.7	42.7	83.1	89.4

Total Continuing Operations
Sales	$187.8	$212.1	$363.1	$436.4
Operating cash flow (b)	3.4	8.8	6.8	25.7
Segment earnings (c)	1.7	2.3	3.1	14.6
Restructuring costs (d)	(3.3)	—	(8.5)	—
Corporate expenses	(3.9)	(4.5)	(7.9)	(8.7)
Other unallocated expenses (e)	(1.1)	0.5	(1.9)	(0.9)

Operating earnings (loss)	(6.6)	(1.7)	(15.2)	5.0
Percent of sales	-3.5%	-0.8%	-4.2%	1.1%
New Orders	187.4	191.1	374.9	415.4
Ending backlog	83.9	87.8	83.9	87.8

(a)	Reflects the presentation of Widia, Werkö and Valenite as discontinued operations.
(b)	Represents EBITDA (earnings before interest, income taxes, depreciation and amortization).
(c)	In 2001, segment earnings include goodwill amortization expense of $2.7 million for the second quarter and $5.3 million for the year to date for plastics technologies and $.3 million for the second quarter and $.6 million for the year to date for metalworking technologies.
(d)	Represents additional restructuring costs ($2.1 million after tax, or $.06 per share, for the second quarter and $5.4 million, or $.16 per share, for the year to date) related to initiatives announced in the second half of 2001 to consolidate manufacturing operations and reduce costs.
(e)	Other unallocated expenses include financing costs related to the sale of accounts receivable and in 2001, a first quarter gain of $2.6 million ($1.6 million after tax, or $.05 per share) from the sale of surplus land.

Note: These amounts are unaudited and subject to year-end adjustments.

Historical Information Operating results reflecting Widia, Werkö and Valenite as discontinued operations

(In millions, except per-share data)	2000	2001					2002

		Qtr 1	Qtr 2	Qtr 3	Qtr 4	Year	Qtr 1	Qtr 2	Year to Date

Sales	$1,083.7	$224.3	$212.1	$194.6	$204.6	$835.6	$175.3	$187.8	$363.1
Cost of products sold	830.8	178.7	175.8	167.0	176.4	697.9	150.7	155.2	305.9
Cost of products sold related to restructure	—	—	—	3.6	—	3.6	—	—	—

Total cost of products sold	830.8	178.7	175.8	170.6	176.4	701.5	150.7	155.2	305.9

Manufacturing margins	252.9	45.6	36.3	24.0	28.2	134.1	24.6	32.6	57.2
Other costs and expenses
Selling and administrative	149.0	35.9	35.7	35.1	34.2	140.9	31.5	33.5	65.0
Restructuring costs	2.1	—	—	8.3	11.8	20.1	5.2	3.3	8.5
Other - net	8.2	3.0	2.3	3.4	4.9	13.6	(3.5)	2.4	(1.1)

Total other costs and expenses	159.3	38.9	38.0	46.8	50.9	174.6	33.2	39.2	72.4

Operating earnings (loss)	93.6	6.7	(1.7)	(22.8)	(22.7)	(40.5)	(8.6)	(6.6)	(15.2)
Interest expense - net of interest income	(23.7)	(5.6)	(6.1)	(6.5)	(6.9)	(25.1)	(6.1)	(6.6)	(12.7)

Earnings (loss) from continuing operations before income taxes and minority shareholders' interests	69.9	1.1	(7.8)	(29.3)	(29.6)	(65.6)	(14.7)	(13.2)	(27.9)
Provision (benefit) from income taxes	19.9	0.6	(7.1)	(13.3)	(8.1)	(27.9)	(5.3)	(4.2)	(9.5)

Earnings (loss) from continuing operations before minority shareholders' interests	50.0	0.5	(0.7)	(16.0)	(21.5)	(37.7)	(9.4)	(9.0)	(18.4)
Minority shareholders' interests	0.4	0.1	0.1	0.3	0.1	0.6	0.2	0.2	0.4

Earnings (loss) from continuing operations	49.6	0.4	(0.8)	(16.3)	(21.6)	(38.3)	(9.6)	(9.2)	(18.8)
Discontinued operations-net of income taxes
Earnings (loss) from operations	22.7	3.1	1.9	(2.1)	(0.3)	2.6	(3.5)	(6.6)	(10.1)
Loss on sale of Widia and Werkö	—	—	—	—	—	—	—	(15.3)	(15.3)

Total discontinued operations	22.7	3.1	1.9	(2.1)	(0.3)	2.6	(3.5)	(21.9)	(25.4)

Net earnings (loss)	$72.3	$3.5	$1.1	$(18.4)	$(21.9)	$(35.7)	$(13.1)	$(31.1)	$(44.2)

Earnings (loss) per common share Basic and diluted (a)
Continuing operations	$1.41	$0.01	$(0.03)	$(0.49)	$(0.65)	$(1.16)	$(0.29)	$(0.28)	$(0.57)
Discontinued operations	0.65	0.09	0.06	(0.06)	(0.01)	0.08	(0.10)	(0.65)	(0.75)

Net earnings (loss)	$2.06	$0.10	$0.03	$(0.55)	$(0.66)	$(1.08)	$(0.39)	$(0.93)	$(1.32)

Segment Information:
Plastics Technologies
Sales	$873.8	$177.2	$168.5	$151.4	$165.3	$662.4	$136.0	$145.8	$281.8
Operating cash flow (EBITDA)	127.8	17.2	8.4	(1.4)	(2.4)	21.8	6.2	4.8	11.0
Segment earnings (EBIT)	97.0	9.4	0.4	(9.5)	(10.2)	(9.9)	1.1	(0.3)	0.8
Metalworking Technologies
Sales	$209.9	$47.1	$43.6	$43.2	$39.3	$173.2	$39.3	$42.0	$81.3
Operating cash flow (EBITDA)	33.5	5.1	4.2	5.3	5.6	20.2	1.8	3.4	5.2
Segment earnings (EBIT)	23.1	2.9	1.9	3.5	3.8	12.1	0.3	2.0	2.3

(a) For all periods presented, basic and diluted earnings per share are identical.

The forward-looking statements above by their nature involve risks and uncertainties that could significantly impact operations, markets, products and expected results. For further information please refer to the Cautionary Statement included in the company's most recent Form 10-Q on file with the Securities and Exchange Commission.